As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	86-1430562
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberly O. Warnica

Executive Vice President and Chief Legal Officer

APA Corporation

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Troy L. Harder

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

(713) 221-1456

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. APA Corporation may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the U.S. Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED AUGUST 8, 2025

APA Corporation

OFFERS TO EXCHANGE THE NOTES AND DEBENTURES SET FORTH BELOW REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OUTSTANDING ORIGINAL NOTES AND DEBENTURES SET FORTH OPPOSITE THE CORRESPONDING REGISTERED NOTES

REGISTERED NOTES	ORIGINAL NOTES
$57,743,000 7.70% Notes due March 15, 2026 (CUSIP No. 03743Q AU2)	$57,743,000 7.70% Notes due March 15, 2026 (CUSIP Nos. 03743Q AA6 and U0379Q AA0)

$55,695,000 7.95% Notes due April 15, 2026 (CUSIP No. 03743Q AV0)	$55,695,000 7.95% Notes due April 15, 2026 (CUSIP Nos. 03743Q AB4 and U0379Q AB8)

$38,777,000 4.875% Notes due November 15, 2027 (CUSIP No. 03743Q AW8)	$38,777,000 4.875% Notes due November 15, 2027 (CUSIP Nos. 03743Q AC2 and U0379Q AC6)

$238,849,000 4.375% Notes due October 15, 2028 (CUSIP No. 03743Q AX6)	$238,849,000 4.375% Notes due October 15, 2028 (CUSIP Nos. 03743Q AD0 and U0379Q AD4)

$160,328,000 7.75% Notes due December 15, 2029 (CUSIP No. 03743Q AY4)	$160,328,000 7.75% Notes due December 15, 2029 (CUSIP Nos. 03743Q AE8 and U0379Q AE2)

$368,571,000 4.250% Notes due January 15, 2030 (CUSIP No. 03743Q AZ1)	$368,571,000 4.250% Notes due January 15, 2030 (CUSIP Nos. 03743Q AF5 and U0379Q AF9)

$341,219,000 6.000% Notes due January 15, 2037 (CUSIP No. 03743Q BA5)	$341,219,000 6.000% Notes due January 15, 2037 (CUSIP Nos. 03743Q AG3 and U0379Q AG7)

$538,504,000 5.100% Notes due September 1, 2040 (CUSIP No. 03743Q BB3)	$538,504,000 5.100% Notes due September 1, 2040 (CUSIP Nos. 03743Q AH1 and U0379Q AH5)

$208,884,000 5.250% Notes due February 1, 2042 (CUSIP No. 03743Q BC1)	$208,884,000 5.250% Notes due February 1, 2042 (CUSIP Nos. 03743Q AJ7 and U0379Q AJ1)

$152,680,000 4.750% Notes due April 15, 2043 (CUSIP No. 03743Q BD9)	$152,680,000 4.750% Notes due April 15, 2043 (CUSIP Nos. 03743Q AK4 and U0379Q AK8)

$76,589,000 4.250% Notes due January 15, 2044 (CUSIP No. 03743Q BE7)	$76,589,000 4.250% Notes due January 15, 2044 (CUSIP Nos. 03743Q AL2 and U0379Q AL6)

$125,731,000 7.375% Debentures due August 15, 2047 (CUSIP No. 03743Q BF4)	$125,731,000 7.375% Debentures due August 15, 2047 (CUSIP Nos. 03743Q AM0 and U0379Q AM4)

$330,091,000 5.350% Notes due July 1, 2049 (CUSIP No. 03743Q BG2)	$330,091,000 5.350% Notes due July 1, 2049 (CUSIP Nos. 03743Q AN8 and U0379Q AN2)

$37,408,000 7.625% Debentures due November 1, 2096 (CUSIP No. 03743Q BH0)	$37,408,000 7.625% Debentures due November 1, 2096 (CUSIP Nos. 03743Q AP3 and U0379Q AP7)

$350,000,000 6.10% Notes due February 15, 2035 (CUSIP No. 03743Q AR9)	$350,000,000 6.10% Notes due February 15, 2035 (CUSIP No. 03743Q AQ1 and U0379Q AQ5)

$500,000,000 6.75% Notes due February 15, 2055 (CUSIP No. 03743Q AT5)	$500,000,000 6.75% Notes due February 15, 2055 (CUSIP No. 03743Q AS7 and U0379Q AR3)

APA Corporation is offering to exchange, on the terms and subject to the conditions described in this prospectus, its 7.70% Notes due 2026 (the “Registered March 2026 Notes”), 7.95% Notes due 2026 (the “Registered April 2026 Notes”), 4.875% Notes due 2027 (the “Registered 2027 Notes”), 4.375% Notes due 2028 (the “Registered 2028 Notes”), 7.75% Notes due December 15, 2029 (the “Registered 2029 Notes”), 4.250% Notes due 2030 (the “Registered 2030 Notes”), 6.000% Notes due 2037 (the “Registered 2037 Notes”), 5.100% Notes due 2040 (the “Registered 2040 Notes”), 5.250% Notes due 2042 (the “Registered 2042 Notes”), 4.750% Notes due 2043 (the “Registered 2043 Notes”), 4.250% Notes due 2044 (the “Registered 2044 Notes”), 7.375% Debentures due 2047 (the “Registered 2047 Debentures”), 5.350% Notes due 2049 (the “Registered 2049 Notes”), 7.625% Debentures due 2096 (the “Registered 2096 Debentures”), 6.10% Notes due 2035 (the “Registered 2035 Notes”), and 6.75% Notes due 2055 (the “Registered 2055 Notes”) (collectively, the

“Registered Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of APA Corporation’s outstanding unregistered 7.70% Notes due 2026 (the “Original March 2026 Notes”), 7.95% Notes due 2026 (the “Original April 2026 Notes”), 4.875% Notes due 2027 (the “Original 2027 Notes”), 4.375% Notes due 2028 (the “Original 2028 Notes”), 7.75% Notes due December 15, 2029 (the “Original 2029 Notes”), 4.250% Notes due 2030 (the “Original 2030 Notes”), 6.000% Notes due 2037 (the “Original 2037 Notes”), 5.100% Notes due 2040 (the “Original 2040 Notes”), 5.250% Notes due 2042 (the “Original 2042 Notes”), 4.750% Notes due 2043 (the “Original 2043 Notes”), 4.250% Notes due 2044 (the “Original 2044 Notes”), 7.375% Debentures due 2047 (the “Original 2047 Debentures”), 5.350% Notes due 2049 (the “Original 2049 Notes”), 7.625% Debentures due 2096 (the “Original 2096 Debentures”), 6.10% Notes due 2035 (the “Original 2035 Notes”), and 6.75% Notes due 2055 (the “Original 2055 Notes”) (collectively, the “Original Notes”), respectively. The Original 2035 Notes and the Original 2055 Notes were issued on January 10, 2025, in a private offering, the net proceeds of which were used to fund the purchase of certain outstanding notes of APA Corporation’s subsidiary, Apache Corporation (“Apache”). All of the other Original Notes were also issued on January 10, 2025, in private offers pursuant to which such notes were exchanged for notes of Apache. Although each of the Original Notes was initially guaranteed by Apache, each such guarantee terminated by its terms prior to the date hereof, and, therefore, the Registered Notes will not be guaranteed by Apache. We refer to the offers to exchange the Registered Notes for the Original Notes as the “Exchange Offers” in this prospectus.

Material Terms of the Exchange Offers:

•	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2025, unless extended.

•

Upon expiration of the Exchange Offers, all outstanding Original Notes of each series that are validly tendered and not withdrawn will be exchanged for an equal principal amount of Registered Notes of the corresponding series.

•

The Registered Notes, except the Registered 2035 Notes and the Registered 2055 Notes, will be issued under a different indenture than the corresponding Original Notes, although both indentures are substantially identical, except primarily for the identity of the indenture trustee.

•

The form and terms of each series of Registered Notes will be substantially identical in all material respects to the corresponding series of Original Notes that APA Corporation issued on January 10, 2025, except that the Registered Notes will bear different CUSIP numbers, will not be subject to restrictions on transfer, and will not have the registration rights applicable to the Original Notes or any increase in annual interest rate for failure to comply with such registration rights.

•	You may withdraw tendered Original Notes at any time prior to the expiration of the Exchange Offers.

•	The Exchange Offers are not subject to any minimum tender condition but are subject to customary conditions.

•

There is no existing public market for the Original Notes or the Registered Notes. We do not intend to list the Registered Notes on any securities exchange or quotation system, and, therefore, no active public market is anticipated for the Registered Notes.

•	If you fail to tender your Original Notes for the Registered Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Original Notes where such Registered Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of 180 days after the expiration of the Exchange Offers, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

An investment in the Registered Notes involves risks. Prior to participating in the Exchange Offers, please see the sections entitled “Risk Factors” beginning on page 10 of this prospectus and beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein, for a discussion of the risks that you should consider in connection with your decision to exchange Original Notes for Registered Notes pursuant to the Exchange Offers.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

i

ABOUT THIS PROSPECTUS

References in this prospectus to “APA,” the “Company,” “we,” “us,” and “our” refer to APA Corporation and its consolidated subsidiaries, unless otherwise stated or the context so requires. References to “Apache” refer to Apache Corporation, a wholly owned subsidiary of APA Corporation.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the Exchange Offers, you should read this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.”

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. Each of these documents is available on the SEC’s website, at http://www.sec.gov, as well as through our website, at http://www.apacorp.com. Information on our website is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

APA Corporation

Attn: Corporate Secretary

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the expiration time of the Exchange Offers. This means that you must request this information no later than     , 2025.

The information contained on, or accessible through, our website does not constitute a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any amendment or supplement thereto, including the documents incorporated by reference into this prospectus and any amendment or supplement thereto, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “goal,” “might,” “outlook,” “possibly,” “potential,” “predict,” “prospect,” “should,” “would,” or similar terminology or the negative of these terms, but the absence of these words does not mean that a statement is not forward looking. Although we believe that the expectations reflected in such forward-looking statements are reasonable under the circumstances, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about:

•	changes in local, regional, national, and international economic conditions, including as a result of any epidemics or pandemics;

•

the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services, including the prices received for natural gas purchased from third parties to sell and deliver to a U.S. LNG export facility;

•	our commodity hedging arrangements;

•	the supply and demand for oil, natural gas, NGLs, and other products or services;

•	production and reserve levels;

•	drilling risks;

•

economic and competitive conditions, including market and macro-economic disruptions resulting from trade tensions between the U.S. and other countries, the Russian war in Ukraine, the armed conflicts in Israel and Gaza and in Israel and Iran, and actions taken by foreign oil and gas producing nations, including the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC members that participate in OPEC initiatives;

•	the availability of capital resources;

•	capital expenditures and other contractual obligations;

•	currency exchange rates;

•	weather conditions;

•	inflation rates;

•	the impact of changes in tax legislation;

•	the impact of international or domestic trade policy changes, including tariffs;

•	the availability of goods and services;

•	the impact of political pressure and the influence of environmental groups and other stakeholders on decisions and policies related to the industries in which we operate;

•

legislative, regulatory, or policy changes, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring, or water disposal;

•	our performance on environmental, social, and governance measures;

•	cyberattacks and terrorism;

•	our ability to access the capital markets;

•	market-related risks, such as general credit, liquidity, and interest-rate risks;

•	the ability to retain and hire key personnel;

•	property acquisitions or divestitures;

•	the integration of acquisitions;

•

other factors disclosed under “Forward-Looking Statements and Risks,” Items 1 and 2—Business and Properties—Estimated Proved Reserves and Future Net Cash Flows, Item 1A-Risk Factors, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A—Quantitative and Qualitative Disclosures About Market Risk and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (incorporated by reference in this prospectus), and in similar sections in any subsequent filings that we incorporate by reference in this prospectus;

•	other risks and uncertainties disclosed in the Company’s second-quarter 2025 earnings release;

•	other factors disclosed in this prospectus under the heading “Risk Factors;” and

•	other factors disclosed in the other filings that the Company makes with the SEC.

Forward-looking statements are not guarantees of performance. Actual events or results may differ materially because of conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Risk factors referenced above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

All forward-looking statements speak only as of the date of the document in which they are contained.

All forward-looking statements, expressed or implied, included in this prospectus, any amendment or supplement hereto, and the documents incorporated by reference herein or therein are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

SUMMARY

This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the Exchange Offers fully and for a more complete description of the terms of the Registered Notes, you should carefully read this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.” We have included references to other portions of this prospectus to direct you to a more complete description of the topics presented in this summary. You should also read “Risk Factors” in this prospectus as well as “Item 1A. Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024, for more information about important risks that you should consider before making a decision to exchange Original Notes for Registered Notes pursuant to the Exchange Offers.

APA Corporation

APA is an independent energy company that owns subsidiaries that explore for, develop, and produce crude oil, natural gas, and natural gas liquids in the U.S., Egypt, and offshore the U.K. in the North Sea. APA also has active development, exploration, and appraisal operations ongoing in Suriname, as well as exploration interests in Uruguay, Alaska, and other international locations that may, over time, result in reportable discoveries and development opportunities. As a holding company, APA’s primary assets are its ownership interests in its consolidated subsidiaries.

Our common stock is traded on the Nasdaq under the symbol “APA.” Our principal executive offices are located at 2000 W. Sam Houston Pkwy S., Suite 200, Houston, Texas 77042, and our telephone number at that location is (713) 296-6000.

The Exchange Offers

The summary below describes the principal terms and conditions of the Exchange Offers. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offers” for a more detailed description of the terms and conditions of the Exchange Offers and “Description of Registered Notes” for a more detailed description of the terms of the Registered Notes.

Background	On January 10, 2025, APA completed a private offering of, and issued, the Original 2035 Notes and the Original 2055 Notes. Also on January 10, 2025, APA completed private exchange offers for, and issued, all of the other Original Notes. APA is offering to issue the Registered Notes for the Original Notes to satisfy its obligations under (a) the Registration Rights Agreement, dated as of January 10, 2025 (the “New Notes Registration Rights Agreement”), that APA and Apache entered into with the initial purchasers with respect to the offering of the Original 2035 Notes and the Original 2055 Notes and (b) the Registration Rights Agreement, dated as of January 10, 2025 (the “Exchange Registration Rights Agreement” and together with the New Notes Registration Rights Agreement, the “Registration Rights Agreements”), that APA and Apache entered into with the dealer managers with respect to the private exchanges.

The Exchange Offers are intended to satisfy the rights granted to holders of the Original Notes in the Registration Rights Agreements. After the Exchange Offers are complete, holders of Original Notes will no longer be entitled to any exchange or registration rights with respect to the Original Notes.

Although each of the Original Notes was initially guaranteed by Apache, each such guarantee terminated by its terms prior to the date hereof, and, therefore, the Registered Notes will not be guaranteed by Apache.

Exchange offers	APA is offering to exchange the Original Notes for a like principal amount of the applicable Registered Notes of the same series, the offer of which has been registered under the Securities Act.

The Registered Notes, except the Registered 2035 Notes and the Registered 2055 Notes, will be issued under a different indenture than the corresponding Original Notes, although both indentures are substantially identical, except primarily for the identity of the indenture trustee.

Each series of Registered Notes will be substantially identical in all material respects to the corresponding series of Original Notes, except that the Registered Notes will bear different CUSIP numbers, will not be subject to restrictions on transfer, and will not have the registration rights applicable to the Original Notes or any increase in annual interest rate for failure to comply with such registration rights.

APA will exchange all outstanding Original Notes that are validly tendered and not validly withdrawn. The Original March 2026 Notes, the Original April 2026 Notes, the Original 2029 Notes, the Original 2047 Debentures, the Original 2096 Debentures, the Original 2035 Notes, and the Original 2055 Notes may be exchanged only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. All other series of Original Notes may be exchanged only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration time	The Exchange Offers will expire at 5:00 p.m., New York City time, on , 2025, unless we extend an Exchange Offer. In that case, the phrase “expiration time” will mean the latest date and time to which we extend an Exchange Offer. APA will issue Registered Notes on the expiration time or promptly after that date.

Conditions to the Exchange Offers	The Exchange Offers are subject to customary conditions, which include, among other things, the absence of any applicable law or any applicable interpretation of the staff of the SEC that, in our reasonable judgment, would materially impair APA’s ability to proceed with an Exchange Offer. The Exchange Offers are not conditioned upon any minimum principal amount of Original Notes being submitted for exchange. None of the Exchange Offers is conditioned on the consummation of any of the other Exchange Offers. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for participating in the Exchange Offers	If you wish to participate in an Exchange Offer, you must cause the book-entry transfer of your Original Notes to the exchange agent’s account at The Depository Trust Company (“DTC”), and the exchange agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”) by which each tendering holder will agree to be bound by the terms of the Exchange Offers set forth in this prospectus. By agreeing to the terms set forth in this prospectus, you will represent to and agree with us that,

•	you are acquiring the Registered Notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate in a distribution of the Registered Notes; and

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of APA or a broker-dealer tendering the Original Notes acquired directly from us for its own account.

If you are a broker-dealer who will receive Registered Notes for your own account in exchange for Original Notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Registered Notes. See “The Exchange Offers—Procedures for Tendering.”

Resale of Registered Notes	Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell and transfer the Registered Notes issued pursuant to the Exchange Offers in exchange for Original Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are acquiring the Registered Notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the Registered Notes within the meaning of the Securities Act;

•	you are not an “affiliate” of APA, as such term is defined in Rule 405 under the Securities Act; and

•	you are not a broker-dealer, and you are not engaged in and do not intend to engage in the distribution of the Registered Notes.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the Registered Notes, unless an exemption therefrom is applicable to you.

Broker-dealers that acquired the Original Notes directly from us, but not as a result of market-making or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the Registered Notes.

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offers in exchange for Original Notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the Registered Notes and provide us with a signed acknowledgement of this obligation.

Special procedures for beneficial owners	If your Original Notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such Original Notes, you should contact your intermediary promptly and instruct it to surrender your Original Notes on your behalf.

No guaranteed delivery procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers. You must tender your Original Notes by the expiration time in order to participate in the Exchange Offers.

Acceptance of Original Notes and delivery of Registered Notes	APA will accept for exchange any and all Original Notes that are properly tendered in the Exchange Offers and not properly withdrawn prior to the expiration time, if you comply with the procedures of the Exchange Offers. The Registered Notes will be delivered promptly after the expiration time.

Effect on holders of the Original Notes	If all of the conditions for the completion of these Exchange Offers are satisfied, the Company will accept any and all Original Notes that are properly tendered in these Exchange Offers and not properly withdrawn before the expiration time. The Company will return any Original Notes that the Company does not accept for exchange to its registered holder at the Company’s expense promptly after the expiration time. The Company will deliver the Registered Notes to the registered holders of Original Notes accepted for exchange promptly after the expiration time and acceptance of such Original Notes. See “The Exchange Offers—Acceptance of Tendered Original Notes.”

Withdrawal rights	You may withdraw your tender of Original Notes at any time prior to the expiration time by complying with the procedures for withdrawal described in “The Exchange Offers—Withdrawal of Tenders.”

Material U.S. Federal Income Tax Consequences	The exchange of Original Notes for Registered Notes will not be a taxable transaction for United States federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Exchange agent	Regions Bank is the exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offers—Exchange Agent.”

Consequences of failure to exchange the Original Notes	All untendered Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and in the 2024 Indenture. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Original Notes will likely become more limited to the extent that other holders of Original Notes participate in the Exchange Offers. Following consummation of the Exchange Offers, the Company will not be required to register under the Securities Act any Original Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Original Notes not eligible to participate in the Exchange Offers pursuant to the applicable Registration Rights Agreement. If your Original Notes are not tendered and accepted in the Exchange Offers, it may become more difficult to sell or transfer the Original Notes. See “Registration Rights” and “Risk Factors.”

The Registered Notes

The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of Registered Notes.” Other than the restrictions on transfer, registration rights, and additional interest provisions, each series of the Registered Notes will have the same terms as the corresponding series of the Original Notes.

Issuer	APA Corporation

Registered Notes offered

•	$57,743,000 aggregate principal amount of 7.70% Notes due 2026;

•	$55,695,000 aggregate principal amount of 7.95% Notes due 2026;

•	$38,777,000 aggregate principal amount of 4.875% Notes due 2027;

•	$238,849,000 aggregate principal amount of 4.375% Notes due 2028;

•	$160,328,000 aggregate principal amount of 7.75% Notes due December 15, 2029;

•	$368,571,000 aggregate principal amount of 4.250% Notes due 2030;

•	$341,219,000 aggregate principal amount of 6.000% Notes due 2037;

•	$538,504,000 aggregate principal amount of 5.100% Notes due 2040;

•	$208,884,000 aggregate principal amount of 5.250% Notes due 2042;

•	$152,680,000 aggregate principal amount of 4.750% Notes due 2043;

•	$76,589,000 aggregate principal amount of 4.250% Notes due 2044;

•	$125,731,000 aggregate principal amount of 7.375% Debentures due 2047;

•	$330,091,000 aggregate principal amount of 5.350% Notes due 2049;

•	$37,408,000 aggregate principal amount of 7.625% Debentures due 2096;

•	$350,000,000 aggregate principal amount of 6.10% Notes due 2035; and

•	$500,000,000 aggregate principal amount of 6.75% Notes due 2055.

Interest rates; interest payment dates; maturity dates	Each series of Registered Notes will have the same interest rates, maturity dates, and interest payment dates and the same optional redemption prices (if any) as the corresponding series of Original Notes for which they are being offered in exchange.

Interest on the Registered Notes will accrue from the last interest payment date on which interest was paid or duly provided for on the Original Notes surrendered in exchange therefor. The holders of the Original Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Original Notes from the last interest payment date on which interest was paid or duly provided for on such Original Notes to the date of issuance of the Registered Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the Exchange Offers.

Registered Notes interest rates (per annum) and maturity dates	Registered Notes semi-annual interest payment dates	Registered Notes first interest payment date
7.70% Notes due March 15, 2026	March 15 and September 15	March 15, 2026
7.95% Notes due April 15, 2026	April 15 and October 15	October 15, 2025
4.875% Notes due November 15, 2027	May 15 and November 15	November 15, 2025
4.375% Notes due October 15, 2028	April 15 and October 15	October 15, 2025
7.75% Notes due December 15, 2029	June 15 and December 15	December 15, 2025
4.250% Notes due January 15, 2030	January 15 and July 15	January 15, 2026
6.000% Notes due January 15, 2037	January 15 and July 15	January 15, 2026
5.100% Notes due September 1, 2040	March 1 and September 1	March 1, 2026
5.250% Notes due February 1, 2042	February 1 and August 1	February 1, 2026
4.750% Notes due April 15, 2043	April 15 and October 15	October 15, 2025
4.250% Notes due January 15, 2044	January 15 and July 15	January 15, 2026
7.375% Debentures due August 15, 2047	February 15 and August 15	February 15, 2026
5.350% Notes due July 1, 2049	January 1 and July 1	January 1, 2026
7.625% Debentures due November 1, 2096	May 1 and November 1	November 1, 2025
6.10% Notes due February 15, 2035	February 15 and August 15	February 15, 2026
6.75% Notes due February 15, 2055	February 15 and August 15	February 15, 2026

Optional redemption	APA will have the right at its option to redeem the Registered 2027 Notes, the Registered 2028 Notes, the Registered 2030 Notes, the Registered 2037 Notes, the Registered 2040 Notes, the Registered 2042 Notes, the Registered 2043 Notes, the Registered 2044 Notes, the Registered 2049 Notes, the Registered 2035 Notes, and the Registered 2055 Notes, in whole or in part, at any time or from time to time at the optional redemption prices described in “Description of Registered Notes—Optional Redemption,” which redemption terms are identical to those applicable to the corresponding series of Original Notes.

APA will not have the right to redeem the Registered March 2026 Notes, the Registered April 2026 Notes, the Registered 2029 Notes, the Registered 2047 Debentures, or the Registered 2096 Debentures prior to maturity.

Ranking	The Registered Notes will be unsecured general obligations of APA and will rank equally with each other and with all other unsubordinated indebtedness of APA from time to time outstanding. The Registered Notes will be effectively subordinated to secured obligations of APA to the extent of the collateral securing such obligations and will be structurally subordinated to the indebtedness and other liabilities of APA’s subsidiaries, including Apache.

Further issuances	APA may, without the consent of the holders of the Registered Notes of any series, issue additional notes having the same ranking and the same interest rate, maturity date, and other terms as the Registered Notes of any series (except for issue date, public offering price and the first interest payment date).

Denominations	The Registered March 2026 Notes, the Registered April 2026 Notes, the Registered 2029 Notes, the Registered 2047 Debentures, the Registered 2096 Debentures, the Registered 2035 Notes, and the Registered 2055 Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Registered 2027 Notes, the Registered 2028 Notes, the Registered 2030 Notes, the Registered 2037 Notes, the Registered 2040 Notes, the Registered 2042 Notes, the Registered 2043 Notes, the Registered 2044 Notes, and the Registered 2049 Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Lack of a public market for the Registered Notes	The Registered Notes generally will be freely transferable, but there can be no assurance as to the development or liquidity of any market for the Registered Notes. We do not intend to apply for a listing of the Registered Notes on any securities exchange or automated dealer quotation system.

Trustee	Regions Bank

Use of proceeds	APA will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, APA will receive in exchange Original Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in APA’s indebtedness. See “Use of Proceeds.”

Governing law	State of New York

Risk factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and, in particular, you should evaluate the sections entitled “Risk Factors” beginning on page 10 of this prospectus and beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein, for a discussion of the risks that you should consider in connection with your decision to exchange Original Notes for Registered Notes pursuant to the Exchange Offers.

RISK FACTORS

Before making an investment decision in any of the Exchange Offers, you should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and the following risk factors. You should also carefully consider the other information included in this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.” Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occurs, it could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment.

Risks Related to the Registered Notes

The Registered Notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The Registered Notes are unsecured general obligations of APA. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the Registered Notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the Registered Notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the Registered Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Registered Notes. As a result, holders of the Registered Notes may receive less, ratably, than holders of our secured indebtedness. As of June 30, 2025, APA Corporation on a standalone basis had no secured indebtedness outstanding.

Holders of the Registered Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The Registered Notes are obligations of APA Corporation exclusively and not of any of our subsidiaries, including Apache. In addition, although each of the Original Notes was initially guaranteed by Apache, each such guarantee has terminated by its terms prior to the date hereof, and, therefore, the Registered Notes will not be guaranteed by Apache. As a holding company, APA has no business operations of its own, and its primary assets are its ownership interests in its subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Registered Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the Registered Notes. Consequently, the Registered Notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of June 30, 2025, APA had $4.6 billion in total consolidated debt outstanding, of which $995 million consisted of notes and debentures of Apache and $29 million consisted of finance lease obligations of Apache. See “Description of Registered Notes—Ranking” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity” and Note 8 of the Notes to Consolidated Financial Statements included in Part I, Item 1 of APA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is incorporated by reference into this prospectus.

There are limited covenants in the indenture under which the Registered Notes will be issued.

The indenture has limited restrictive covenants and terms. Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including secured debt, under the indenture (subject to the restriction on secured debt noted below). If we or any of our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the Registered Notes could be adversely affected. We expect that we and our subsidiaries will from time to time incur additional debt and other liabilities. In addition, we and our subsidiaries are not restricted under the indenture from granting security interests over our or their assets, except that neither APA nor any of its subsidiaries may incur debt for borrowed money secured by liens without providing that any and all senior debt securities then or thereafter outstanding will be secured by a lien equally and ratably with any and all other obligations by the lien (subject to certain exceptions), or from entering into sale or leaseback transactions. The Registered Notes also will not include provisions requiring, at the option of holders, the repurchase of such notes upon the occurrence of a change of control. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, merger, or similar transaction that may adversely affect the value of your Registered Notes. See “Description of Registered Notes.”

Active trading markets may not develop for the Registered Notes.

The Registered Notes are new issuances of securities for which no public trading market currently exists. A liquid market for the Registered Notes may not develop or be maintained. The Registered Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. In addition, the trading price of the Registered Notes may fluctuate, depending upon prevailing interest rates, the market for similar Registered Notes, our performance, and other factors. The market for the Registered Notes may not be free from disruptions that may adversely affect the prices at which you may sell the Registered Notes.

Our credit ratings may not reflect all risks of your investment in the Registered Notes.

The credit ratings assigned to the Registered Notes are limited in scope and do not address all material risks relating to an investment in the Registered Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that those credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended, or withdrawn entirely by one or more rating agencies if, in that rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell, or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Registered Notes and increase our corporate borrowing costs.

Redemption may adversely affect your return on the Registered Notes.

We will have the right to redeem some or all of certain series of the Registered Notes prior to maturity, as described under “Description of Registered Notes—Optional Redemption.” We may redeem such Registered Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of such Registered Notes.

APA is a holding company and is dependent on the operations of and distributions from its subsidiaries, including Apache.

As a holding company, APA has no business operations of its own, and its primary assets are its ownership interests in its subsidiaries, including Apache. As a result, APA relies on cash flows from its subsidiaries to pay dividends on, and make repurchases of, its common stock and to meet its financial obligations, including to service any amounts outstanding under its notes, debentures, credit agreements or commercial paper program, and any additional financial obligations that APA may incur from time to time in the future. If the subsidiaries are limited in their ability to distribute cash to APA, such as through legal or contractual limitations, or if the subsidiaries’ earnings or other available assets are not sufficient to pay distributions or make loans to APA in the amounts or at the times necessary to meet APA’s financial obligations, then APA’s financial condition, cash flows, and reputation may be materially adversely affected.

Risks Related to the Exchange Offers

You may not receive Registered Notes in the Exchange Offers if the procedures for the Exchange Offers are not followed.

We will issue the Registered Notes in the Exchange Offers in exchange for your Original Notes only if you tender your Original Notes by electronic transmittal through DTC’s ATOP before expiration of the Exchange Offers. You should allow sufficient time to ensure timely delivery of the necessary documents. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company, or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company, or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers. See “The Exchange Offers—Procedures for Tendering.”

If you do not exchange your Original Notes, you may have difficulty transferring them at a later time.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the applicable series of Original Notes. Following the Exchange Offers, if you do not tender your Original Notes, you generally will not have any further registration rights or any right to receive additional interest under the Registration Rights Agreements or otherwise, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the Exchange Offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

The Exchange Offers may be cancelled or delayed.

The consummation of each Exchange Offer is subject to, and conditional upon the satisfaction or, where permitted, waiver of the conditions specified herein. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to one of the Exchange Offers, no assurance can be given that such Exchange Offer will be completed. Accordingly, holders of the Original Notes participating in the Exchange Offers may have to wait longer than expected to receive the Registered Notes offered. See “The Exchange Offers—Conditions to the Exchange Offers.”

USE OF PROCEEDS

The Exchange Offers are intended to satisfy certain of APA’s obligations under the Registration Rights Agreements entered into in connection with the issuance of the Original Notes. APA will not receive any proceeds from the issuance of the Registered Notes. In exchange for issuing the Registered Notes as contemplated in the Exchange Offers, APA will receive Original Notes in the same principal amount. The form and terms of the Registered Notes are substantially identical in all material respects to the form and terms of the Original Notes, except as described below under the heading “The Exchange Offers—Terms of the Exchange Offers.” The Original Notes tendered in exchange for the Registered Notes will be retired and cancelled and cannot be re-issued. Accordingly, issuance of the Registered Notes will not result in any increase in APA’s outstanding debt.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

We entered into each of the Registration Rights Agreements with respect to the Original Notes on January 10, 2025. Pursuant to the Registration Rights Agreements, we agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Original Notes for Registered Notes, with terms substantially identical in all material respects to such series of Original Notes (except that the Registered Notes will not be subject to restrictions on transfer and will not have the registration rights applicable to the Original Notes or any increase in annual interest rate for failure to comply with such registration rights), and (2) cause the registration statement to be declared effective under the Securities Act on or before January 5, 2026. In furtherance of the foregoing, we have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the Exchange Offers and the Registered Notes. We agreed to use commercially reasonable efforts to complete the exchange offer for each series of Original Notes no later than 60 days after the registration statement is declared effective by the SEC. If any applicable law, rule, regulation or applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offers, or if the Exchange Offers are not consummated for any reason prior to the later of January 5, 2026 and the date on which, under certain circumstances, any dealer manager or holder so requests, the Company will be required to use commercially reasonable efforts to file a shelf registration statement under the Securities Act which would cover resales of the Original Notes.

After the SEC declares this exchange offer registration statement effective, we will offer the Registered Notes in return for the Original Notes. Each of the Exchange Offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we electronically deliver notice of such Exchange Offer to the holders of the applicable Original Notes. For each Restricted Note surrendered to us pursuant to an Exchange Offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Interest on each Registered Note will accrue from the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange therefor.

Under existing SEC interpretations, Registered Notes acquired in the Exchange Offers by holders of Original Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, has no arrangement or understanding to participate in the distribution of the Registered Notes, and is not an affiliate of the Company, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered exchange offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Original Notes) with the prospectus contained in the exchange offer registration statement relating to such Registered Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration time of the Exchange Offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.

A holder of Original Notes who wishes to exchange its Original Notes for Registered Notes in the Exchange Offers will be required to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business; (2) at the time of the commencement of the Exchange Offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes in violation of the provisions of the Securities Act; (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of APA; (4) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Registered Notes; and (5) if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

The Registration Rights Agreements provide, among other things, that if we have not exchanged Registered Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offers on or prior to January 5, 2026, or a shelf registration statement is required under the limited circumstances set forth in the Registration Rights Agreement and such shelf registration statement is not declared effective on or prior to the later of January 5, 2026, and 60 days after delivery of a request by a dealer manager and solicitation agent for the filing of a shelf registration, the annual interest rate on the Original Notes will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Original Notes will increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue until such registration default ends; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum. See “Registration Rights.”

Resale of Registered Notes

Based on existing SEC interpretations, the Registered Notes issued in the Exchange Offers may be offered for resale, resold, and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Original Notes who wishes to exchange its Original Notes for Registered Notes can make the representations set forth below under “—Procedures for Tendering.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Original Notes directly from us for its own account in the initial offering of the Original Notes and not as a result of market-making activities or other trading activities, or is an “affiliate” of APA as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the Exchange Offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Original Notes. See “Plan of Distribution.”

A broker-dealer that has acquired Original Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the Exchange Offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration time of the Exchange Offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which these Exchange Offers or the acceptance of the Exchange Offers would not be in compliance with the securities or blue sky laws.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any and all Original Notes properly tendered and not withdrawn prior to the expiration time. The Original March 2026 Notes, the Original April 2026 Notes, the Original 2029 Notes, the Original 2047 Debentures, the Original 2096 Debentures, the Original 2035 Notes, and the Original 2055 Notes may be exchanged only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. All other series of Original Notes may be exchanged only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As a result, we will issue $1,000 or $2,000 principal amount, as applicable, or an integral multiple of $1,000 of Registered Notes in exchange for a corresponding principal amount of Original Notes surrendered in the Exchange Offers. In exchange for each Original Note surrendered in the Exchange Offers, we will issue a Registered Note with a like principal amount.

The form and terms of each series of Registered Notes will be substantially identical in all material respects to the corresponding series of Original Notes, except that the Registered Notes will bear different CUSIP numbers, will not be subject to restrictions on transfer, and will not have the registration rights applicable to the Original Notes or any increase in annual interest rate for failure to comply with such registration rights.

The Registered Notes will evidence the same debt as the Original Notes. The Registered Notes will be issued under the Indenture, dated as of December 11, 2024, between APA and Regions Bank, as trustee (the “2024 Indenture”). The Original 2035 Notes and the Original 2055 Notes were issued under the 2024 Indenture, and all other Original Notes were issued under the Indenture, dated as of June 30, 2021, between APA and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “2021 Indenture”). As such, the Registered 2035 Notes and the Registered 2055 Notes will be issued under and entitled to the benefits of the same indenture that authorized their Original Note counterparts, but all other Registered Notes will be issued under and entitled to the benefits of a different indenture than such Registered Notes’ Original Note counterpart.

The 2021 Indenture and the 2024 Indenture are substantially identical other than the identity of the trustee and that the 2024 Indenture allows (1) the use of government securities for satisfaction and discharge purposes and (2) entry into a supplemental indenture without the consent of holders for purposes of conforming descriptions of securities.

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange. None of the Exchange Offers is conditioned on the consummation of any of the other Exchange Offers.

There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the Exchange Offers.

We intend to conduct the Exchange Offers in accordance with the provisions of the Registration Rights Agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Original Notes that are not tendered for exchange in the Exchange Offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the applicable indenture.

We will be deemed to have accepted for exchange properly tendered Original Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Original Notes from the Company and delivering the Registered Notes to such holders. Subject to the terms of the Exchange Offers and the Registration Rights Agreements, we expressly reserve the right to amend or terminate any of the Exchange Offers and to not accept for exchange any Original Notes not previously accepted for exchange.

We will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the Exchange Offers. It is important that you read the section titled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the Exchange Offers.

Expiration Time; Extensions; Amendments

Each of the Exchange Offers will expire at 5:00 p.m., New York City time, on     , 2025, subject to our right to extend that date and time in our sole discretion, in which case the expiration time shall be the latest date and time to which we have extended the relevant Exchange Offer.

In order to extend an Exchange Offer, we will notify the exchange agent in writing of any extension of such Exchange Offer. We will notify registered holders of the applicable Original Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the Exchange Offers to:

•	delay accepting for exchange any Original Notes due to an extension of the Exchange Offers;

•

extend the Exchange Offers or terminate the Exchange Offers and to refuse to accept Original Notes not previously accepted if any of the conditions set forth under “—Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•	subject to the terms of the Registration Rights Agreements, to amend the terms of the Exchange Offers in any manner.

Any such delay in acceptance, extension, or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Original Notes. If we amend any of the Exchange Offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Original Notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, or amendment of any of the Exchange Offers, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to any of the Exchange Offers, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Original Notes. In addition, we will extend the relevant Exchange Offer(s) for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the Exchange Offer(s) would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the Exchange Offers.

Conditions to the Exchange Offers

Notwithstanding any other terms of the Exchange Offers, we will not be required to accept for exchange, or exchange any Registered Notes for, any Original Notes, and we may terminate any of the Exchange Offers as provided in this prospectus before accepting any Original Notes for exchange, if we determine in our sole discretion:

•	the Exchange Offers would violate any applicable law, rule, regulation, or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which any of the Exchange Offers are open.

Consequently, we may delay acceptance of any Original Notes by giving written notice (including by public announcement) of such extension to the registered holders of the relevant Original Notes as promptly as practicable. During any such extensions, all relevant Original Notes previously tendered will remain subject to the applicable Exchange Offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any Original Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the Exchange Offers.

We expressly reserve the right to amend or terminate any of the Exchange Offers, and to reject for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Original Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to any of the Exchange Offers will apply to all of the relevant, outstanding Original Notes and not only to particular relevant Original Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Original Notes tendered, and will not issue Registered Notes in exchange for any such Original Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the Exchange Offers, you must properly tender your Original Notes to the exchange agent as described below. It is your responsibility to properly tender your Original Notes. We have the right to waive any defects; however, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Original Notes, please call the exchange agent, whose address and phone number are set forth below under “—Exchange Agent.”

All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. The exchange agent and DTC have confirmed that the Original Notes may be tendered using DTC’s Automated Tender Offer Program, or ATOP. The exchange agent will establish an account with DTC for purposes of each Exchange Offer promptly after the commencement of such Exchange Offer, and DTC participants may electronically transmit their acceptance of such exchange offer by causing DTC to transfer their Original Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Original Notes and that the participant has received and agrees to be bound by the terms set forth in this prospectus.

If you do not withdraw your tender of Original Notes prior to the expiration time, you will be regarded as agreeing to tender the Original Notes in accordance with the terms and conditions in the Exchange Offers.

If you are a beneficial owner of the Original Notes and your Original Notes are held through a broker, dealer, commercial bank, trust company, or other nominee and you want to tender your Original Notes, you should contact your intermediary promptly and instruct it to tender the Original Notes on your behalf. If you wish to tender on your own behalf, you must either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

By tendering, you will make the representations described below under “—Representations on Tendering Original Notes.” In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”

Your tender and our acceptance of the tender will constitute the agreement between you and APA set forth in this prospectus.

There is no procedure for guaranteed late delivery of the Original Notes.

Acceptance of Tendered Original Notes

We will determine in our sole discretion all questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt, of surrendered Original Notes. Our determination will be final and binding.

We reserve the absolute right:

•	to reject any and all Original Notes not properly tendered;

•	to reject any Original Notes if our acceptance of them would, in the opinion of our counsel, be unlawful; and

•	to waive any defects, irregularities, or conditions of tender as to particular Original Notes.

Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties.

Unless waived, you must cure any defects or irregularities in connection with tenders of Original Notes within the time period we will determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Original Notes, neither we, the exchange agent nor any other person will be liable for failure to give such notice. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration time of the Exchange Offers.

We reserve the right in our sole discretion to purchase or make offers for any Original Notes that remain outstanding after the expiration time. To the extent permitted by applicable law, we also reserve the right in our sole discretion to purchase Original Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the Exchange Offers.

Representations on Tendering Original Notes

By surrendering Original Notes pursuant to the Exchange Offers, you will be telling us that, among other things,

•	you have full power and authority to surrender, sell, assign and transfer the Original Notes tendered;

•	you are acquiring the Registered Notes in the ordinary course of your business;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of APA, or a broker-dealer tendering the Original Notes acquired directly from APA for its own account;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Registered Notes;

•

you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the Exchange Offers for the purposes of distributing the Registered Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Registered Notes, and you cannot rely on the position of the SEC staff in their no-action letters;

•

you understand that a secondary resale transaction described above and any resales of Registered Notes obtained by you in exchange for Original Notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

•

we will acquire good, marketable, and unencumbered title to the Original Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Original Notes are accepted by us.

BY TENDERING YOUR ORIGINAL NOTES, YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

If you are a broker-dealer and you will receive Registered Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Registered Notes.

Return of Original Notes

If any tendered Original Notes are not accepted for any reason described here or if Original Notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, those Original Notes will be returned, at our cost, to (i) the person who surrendered them or (ii) in the case of Original Notes surrendered by book-entry transfer, the exchange agent’s account at DTC. Any such Original Notes will be returned promptly to the tendering person or credited to an account maintained with DTC.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to each series of Original Notes at DTC for purposes of facilitating the Exchange Offers within two business days after the date of this prospectus. Subject to the establishment of the account, any financial institution that is a participant in DTC’s systems may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at DTC, you must transmit any other required documents to the exchange agent at the address appearing below under “—Exchange Agent” for its receipt on or prior to the expiration time.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of Original Notes at any time prior to the expiration time.

For a withdrawal to be effective, you should contact your bank or broker where your Original Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before the expiration time. Such notice of withdrawal must:

•	specify the name of the beneficial owner that tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the CUSIP numbers and principal amount of the Original Notes tendered; and

•	specify the name and number of an account at DTC to which such withdrawn Original Notes can be credited.

We will determine in our sole discretion all questions as to the validity, form, eligibility, and time of receipt of notices, and our determination shall be final and binding upon all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offers, and no Registered Notes will be issued unless the Original Notes so withdrawn are validly re-tendered. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration time.

No letter of transmittal will be used in connection with the Exchange Offers. The valid electronic transmission of acceptance through ATOP will constitute delivery of Original Notes in connection with the Exchange Offers. There are no guaranteed delivery procedures for the Exchange Offers.

Termination of Certain Rights

All registration rights under the Registration Rights Agreements benefiting the holders of the Original Notes will terminate when we consummate the Exchange Offers. That includes all rights to receive additional interest in the event of a registration default under the Registration Rights Agreements. In any case, we are under a continuing obligation, for a period of up to one year after the expiration time of these Exchange Offers, to use our commercially reasonable best efforts to keep the registration statement effective and to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies for use in a resale.

Exchange Agent

We have appointed Regions Bank as the exchange agent for the Exchange Offers. You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent, addressed as follows:

By mail, hand, or overnight courier:

Regions Bank

Corporate Trust Operations

2050 Parkway Office Circle, 6th Floor

Birmingham, AL 35244

Holders can inquire about the Exchange Offers and make requests for assistance and additional copies of this prospectus by calling Regions Bank at 1-866-512-3479. Please refer to the CUSIP numbers of the Original Notes and Registered Notes when making inquiries.

Regions Bank also serves as trustee under the indenture governing the Registered Notes, the Original 2035 Notes, and the Original 2055 Notes.

Fees and Expenses

We will pay for the expenses of the Exchange Offers. The principal solicitation for tenders of Original Notes is being made by mail. However, additional solicitation may be made by facsimile transmission, e-mail, telephone, or in person by our officers and regular employees.

We have not retained a dealer-manager in connection with the Exchange Offers and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of the Original Notes in the Exchange Offers unless you instruct us to issue Registered Notes, or request that Original Notes not tendered or exchanged in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

We will record the Registered Notes at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes.

Consequence of Failure to Exchange

You do not have to participate in the Exchange Offers. You should carefully consider whether to accept the terms and conditions of the Exchange Offers. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the Exchange Offers.

Original Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3)(iii) under the Securities Act. Accordingly, they may not be offered, sold, pledged, or otherwise transferred except:

•

so long as the Original Notes are eligible for resale under Rule 144A under the Securities Act, to a person who the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	outside the U.S. to a foreign person in accordance with the requirements of Regulation S under the Securities Act;

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available;

•	pursuant to an effective registration statement under the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act,

in each case in accordance with all other applicable securities laws.

Additionally, we expect that, following the consummation of the Exchange Offers, the trading market for the Original Notes will be negatively affected because of the limited amount of Original Notes expected to remain outstanding. See “Risk Factors” for more information about the risks of not participating in the Exchange Offers.

DESCRIPTION OF REGISTERED NOTES

References in this section to “APA,” “we,” “us” and “our” are to APA Corporation, unless otherwise stated or the context so requires.

The Registered Notes will be issued by APA under the 2024 Indenture in connection with the Exchange Offers for Original Notes described elsewhere in this prospectus. The terms of the Registered Notes will include those stated in the 2024 Indenture and those made part of the 2024 Indenture by reference to the Trust Indenture Act.

This description is a summary of the material provisions of the Registered Notes and the 2024 Indenture. This description does not restate those agreements and instruments in their entirety. You should refer to the applicable Registered Note and the 2024 Indenture, copies of which are attached as exhibits to the registration statement of which this prospectus is a part.

Principal, Maturity, and Interest

The Registered Notes are being offered in the amounts listed below with the interest rates, maturity dates, and first interest payment dates as set forth below:

Title of series	Aggregate principal amount	Interest rate	Maturity date	Date interest accrues from	First interest payment date
7.70% Notes due 2026	$57,743,000	7.70%	March 15, 2026	September 15, 2025	March 15, 2026
7.95% Notes due 2026	$55,695,000	7.95%	April 15, 2026	April 15, 2025	October 15, 2025
4.875% Notes due 2027	$38,777,000	4.875%	November 15, 2027	May 15, 2025	November 15, 2025
4.375% Notes due 2028	$238,849,000	4.375%	October 15, 2028	April 15, 2025	October 15, 2025
7.75% Notes due December 15, 2029	$160,328,000	7.75%	December 15, 2029	June 15, 2025	December 15, 2025
4.250% Notes due 2030	$368,571,000	4.250%	January 15, 2030	July 15, 2025	January 15, 2026
6.000% Notes due 2037	$341,219,000	6.000%	January 15, 2037	July 15, 2025	January 15, 2026
5.100% Notes due 2040	$538,504,000	5.100%	September 1, 2040	September 1, 2025	March 1, 2026
5.250% Notes due 2042	$208,884,000	5.250%	February 1, 2042	August 1, 2025	February 1, 2026
4.750% Notes due 2043	$152,680,000	4.750%	April 15, 2043	April 15, 2025	October 15, 2025
4.250% Notes due 2044	$76,589,000	4.250%	January 15, 2044	July 15, 2025	January 15, 2026
7.375% Debentures due 2047	$125,731,000	7.375%	August 15, 2047	August 15, 2025	February 15, 2026
5.350% Notes due 2049	$330,091,000	5.350%	July 1, 2049	July 1, 2025	January 1, 2026

7.625% Debentures due 2096	$37,408,000	7.625%	November 1, 2096	May 1, 2025	November 1, 2025
6.10% Notes due 2035	$350,000,000	6.10%	February 15, 2035	August 15, 2025	February 15, 2026
6.75% Notes due 2055	$500,000,000	6.75%	February 15, 2055	August 15, 2025	February 15, 2026

We will pay interest on the Registered Notes to the person in whose name the Registered Notes are registered on the regular record date (as defined in the 2024 Indenture) set forth in the table below. We will issue the Registered Notes in the minimum denominations and in the integral multiples as set forth in the table below. Interest on the Registered Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Title of series	Interest payable dates	Regular record dates	Minimum denominations / integral multiples
7.70% Notes due 2026	March 15 and September 15	Last day of February and August 31	$1,000 / $1,000
7.95% Notes due 2026	April 15 and October 15	March 31 and September 30	$1,000 / $1,000
4.875% Notes due 2027	May 15 and November 15	April 30 and October 31	$2,000 / $1,000
4.375% Notes due 2028	April 15 and October 15	April 1 and October 1	$2,000 / $1,000
7.75% Notes due December 15, 2029	June 15 and December 15	June 1 and December 1	$1,000 / $1,000
4.250% Notes due 2030	January 15 and July 15	January 1 and July 1	$2,000 / $1,000
6.000% Notes due 2037	January 15 and July 15	January 1 and July 1	$2,000 / $1,000
5.100% Notes due 2040	March 1 and September 1	February 15 and August 15	$2,000 / $1,000
5.250% Notes due 2042	February 1 and August 1	January 15 and July 15	$2,000 / $1,000
4.750% Notes due 2043	April 15 and October 15	April 1 and October 1	$2,000 / $1,000
4.250% Notes due 2044	January 15 and July 15	January 1 and July 1	$2,000 / $1,000
7.375% Debentures due 2047	February 15 and August 15	January 31 and July 31	$1,000 / $1,000
5.350% Notes due 2049	January 1 and July 1	December 15 and June 15	$2,000 / $1,000
7.625% Debentures due 2096	May 1 and November 1	April 15 and October 15	$1,000 / $1,000
6.10% Notes due 2035	February 15 and August 15	February 1 and August 1	$1,000 / $1,000
6.75% Notes due 2055	February 15 and August 15	February 1 and August 1	$1,000 / $1,000

Ranking

The Registered Notes will be unsecured general obligations of APA and will rank equally with each other and with all other unsubordinated indebtedness of APA from time to time outstanding. However, the Registered Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Registered Notes. Accordingly, the Registered Notes will be effectively subordinated to the claims of third-party creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries. Although each of the Original Notes was initially guaranteed by Apache, each such guarantee has terminated by its terms prior to the date hereof, and, therefore, the Registered Notes will not be guaranteed by Apache.

No Listing

The Registered Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Covenants

The 2024 Indenture contains a provision that restricts our ability to consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity. See “—Merger, Consolidation, and Sale of Assets.” The 2024 Indenture also contains a provision that restricts the ability of APA and our subsidiaries (including Apache) to issue, assume, or guarantee any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest, or other encumbrance—defined in the 2024 Indenture as “liens”—upon any of its principal property without providing that any and all senior debt securities then or thereafter outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. See “—Liens” below. The 2024 Indenture contains no other restrictive covenants, including those that would afford holders of the Registered Notes protection in the event of a highly-leveraged transaction involving APA or any of its affiliates or other events involving us that may adversely affect our creditworthiness or the value of the Registered Notes. The 2024 Indenture also does not contain any covenants relating to total indebtedness of APA or its subsidiaries (including Apache), interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios, or acquisitions and divestitures. The Registered Notes will not have the benefit of covenants that relate to subsidiary guarantees and limitations on sale/leaseback transactions.

Further Issuances

APA may, without the consent of the holders of the Registered Notes of any series, issue additional notes having the same ranking and the same interest rate, the same maturity date, and other terms as the Registered Notes of any series (except for issue date, public offering price, and the first interest payment date). Any additional notes having such similar terms, together with the Registered Notes of the applicable series, will constitute a single series of debt securities under the 2024 Indenture, and will vote together as one class on all matters with respect to such series of Registered Notes.

Optional Redemption

With Par Call

We may redeem the Registered 2027 Notes, the Registered 2028 Notes, the Registered 2030 Notes, the Registered 2040 Notes, the Registered 2042 Notes, the Registered 2043 Notes, the Registered 2044 Notes, the Registered 2049 Notes, the Registered 2035 Notes, and the Registered 2055 Notes (the “Par Call Notes”) at our option, in whole or in part, prior to the applicable Par Call Date listed in the table below at any time and from time to time. The redemption price will be equal to the greater of:

•	100% of the principal amount of the series of Par Call Notes being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Par Call Notes of that series being redeemed on that redemption date (not including the amount, if any, of accrued and unpaid interest to the date of redemption), in the case of the Registered 2027 Notes only, that would have been due if the Registered 2027 Notes had matured on the applicable Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), plus accrued and unpaid interest on the principal amount of the Par Call Notes being redeemed to the applicable redemption date.

Each series of Par Call Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a redemption price equal to 100% of the principal amount of the Par Call Notes to be redeemed, plus accrued but unpaid interest to, but not including, the redemption date.

Title of series	Par Call Date	Make-whole spread
4.875% Notes due 2027	May 15, 2027	50 bps
4.375% Notes due 2028	July 15, 2028	25 bps
4.250% Notes due 2030	October 15, 2029	35 bps
5.100% Notes due 2040	March 1, 2040	25 bps
5.250% Notes due 2042	August 1, 2041	20 bps
4.750% Notes due 2043	October 15, 2042	20 bps
4.250% Notes due 2044	July 15, 2043	25 bps
5.350% Notes due 2049	January 1, 2049	45 bps
6.10% Notes due 2035	November 15, 2034	25 bps
6.75% Notes due 2055	August 15, 2054	30 bps

With No Par Call

The Registered 2037 Notes may be redeemed in whole or in part, at our option, at any time and from time to time. The redemption price will be equal to the greater of:

•	100% of the principal amount of the Registered 2037 Notes being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Registered 2037 Notes being redeemed on that redemption date (not including the amount, if any, of accrued and unpaid interest to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus accrued but unpaid interest to, but not including, the redemption date.

Below are definitions related to the optional redemption provisions described above.

“Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the Calculation Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day next preceding such Redemption Date (the “Calculation Date”).

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Registered Notes to be redeemed, in the case of the Registered 2027 Notes only, calculated as if the maturity date of the Registered 2027 Notes were the Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Registered Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means the institutions set forth in the applicable form of note or their respective successors, as specified by APA, or, if those firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by APA.

“Reference Treasury Dealer” means each of the institutions set forth in the applicable form of note and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), APA shall substitute therefor another Primary Treasury Dealer selected by APA after consultation with the Independent Investment Banker, as set forth in the applicable form of note.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

General Redemption Provisions

Notwithstanding the foregoing, installments of interest on the applicable Registered Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the applicable Registered Notes and the 2024 Indenture.

We will transmit notice of any redemption at least 10 days, but not more than 60 days, before the redemption date to each holder of record of Registered Notes to be redeemed at its registered address. Once notice of redemption is transmitted, the Registered Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such Registered Notes to the redemption date. From and after the redemption date, such Registered Notes will cease to bear interest (unless we fail to pay the redemption price (and accrued and unpaid interest) for the Registered Notes subject to redemption).

On and after the redemption date, interest will cease to accrue on the Registered Notes or any portion of the Registered Notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the Registered Notes to be redeemed on that date. If fewer than all of the Registered Notes of any series are to be redeemed, the Registered Notes to be redeemed shall be selected on a pro rata basis (or, in the case of Registered Notes issued in global form, based on the method as DTC may require).

The Registered Notes are not entitled to the benefit of a sinking fund.

No Optional Redemption

The Registered March 2026 Notes, the Registered April 2026 Notes, the Registered 2029 Notes, the Registered 2047 Debentures, and the Registered 2096 Debentures are not redeemable at our option prior to maturity.

Conditional Right to Advance Maturity of the Registered 2096 Debentures

Upon the occurrence of a Tax Event, as defined below, APA will have the right, without the consent of the holders of the Registered 2096 Debentures, to advance the maturity date of the Registered 2096 Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the maturity date, interest paid on the Registered 2096 Debentures will be deductible for U.S. federal income tax purposes. There can be no assurance that APA would not exercise its right to advance the stated maturity date of the Registered 2096 Debentures upon the occurrence of such a Tax Event.

In the event that APA elects to exercise its right to advance the maturity date of the Registered 2096 Debentures on the occurrence of a Tax Event, APA will mail a notice of the advanced maturity date to each holder of record of such Registered 2096 Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of such Registered 2096 Debentures, and will cause such Registered 2096 Debentures to be amended accordingly. Such notice shall be effective immediately upon mailing.

“Tax Event” means that APA shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters, to the effect that, on or after the date of the Registered 2096 Debentures’ issuance, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice, or announcement of proposal to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case on or after the date of the issuance of the Registered 2096 Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by APA on the Registered 2096 Debentures is not, or will not be, deductible, in whole or in part, by APA for U.S. federal income tax purposes.

Merger, Consolidation, and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

•

we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the Registered Notes;

•

immediately after such consolidation, merger, sale or lease, there exists no Event of Default (as defined in the 2024 Indenture), and no event which, after notice or lapse of time or both, would become an Event of Default; and

•	other conditions described in the 2024 Indenture are met.

Liens

The 2024 Indenture provides that neither APA nor any of its subsidiaries may issue, assume, or guarantee any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest, or other encumbrance—defined in the 2024 Indenture as “liens”—upon any of its principal property without providing that any and all senior debt securities then or thereafter outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. Under the 2024 Indenture, principal property is a property interest in any (i) oil, gas, or other liquid or gaseous hydrocarbon or (ii) natural gas, natural gas liquid, or crude oil pipeline, distribution system, gathering system, storage facility, or processing plant, and in either case, owned by us or our subsidiaries, located in the United States or offshore the United States, and the gross book value (without deduction of any depreciation or depletion reserves) of which exceeds 5% of our consolidated net tangible assets (as defined in the 2024 Indenture), other than any such property that our board of directors declares is not material to the business of us and our subsidiaries as an entirety.

The restrictions on liens will not, however, apply to:

•	liens existing on the date of the 2024 Indenture or provided for under the terms of agreements existing on the date thereof;

•

liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling, or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving, or repairing any such property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•

liens on any property to secure indebtedness incurred in connection with the construction, installation, or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing, indebtedness issued or guaranteed by the United States, any state, or any department, agency, or instrumentality of either, indebtedness issued to or guaranteed by a foreign government, any state, or any department, agency, or instrumentality of either, or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp., and the Multilateral Investment Guarantee Agency;

•	any extension, renewal, or replacement or successive extensions, renewals, or replacements of any lien referred to in the foregoing clauses that existed on the date of the 2024 Indenture;

•	other “ordinary course liens,” as defined in the 2024 Indenture, incurred in the ordinary course of our business; or

•	liens which secure “limited recourse indebtedness,” as defined in the 2024 Indenture.

Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume, or guarantee, without regard to the limitations described above, indebtedness secured by liens on assets in any aggregate principal amount which, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), does not at the time such indebtedness is incurred exceed 15% of our consolidated net tangible assets.

In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•

the sale, granting of liens with respect to, or other transfer of crude oil, natural gas, or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or such crude oil, natural gas, or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale, or similar interest; and

•

the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government, any foreign government, any international finance agency, or any state, any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance, or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

Events of Default

Each of the following will constitute an Event of Default under the 2024 Indenture with respect to the Registered Notes:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default in the performance, or breach, of any covenant or agreement in the 2024 Indenture for 60 days after written notice; and

•	certain events of bankruptcy, insolvency, or reorganization involving us or any of our subsidiaries.

We are required to furnish the trustee annually with a statement as to our compliance with all conditions and covenants under the 2024 Indenture. The 2024 Indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the Registered Notes, if it considers it in the interests of the holders of the Registered Notes to do so.

Effect of an Event of Default

If an Event of Default exists with respect to a series of Registered Notes (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of outstanding Registered Notes of that series may declare the principal amount of and all accrued but unpaid interest on all Registered Notes of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the Event of Default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the 2024 Indenture.

If an Event of Default in the case of certain events of bankruptcy, insolvency, or reorganization exists, the principal amount of all debt securities outstanding under the 2024 Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding Registered Notes, become immediately due and payable.

Within 90 days after the occurrence of any default under the 2024 Indenture with respect to the Registered Notes of a series, the trustee must transmit notice of the default of which it is aware to the holders of the Registered Notes of such series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee, or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of the Registered Notes of such series.

If an Event of Default occurs and is continuing with respect to the Registered Notes of a series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the Registered Notes of such series by all appropriate judicial proceedings.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the 2024 Indenture (other than the payment of any amounts on the Registered Notes furnished to it pursuant to the 2024 Indenture) at the request, order, or direction of any holders, unless the holders offer the trustee security or indemnity satisfactory to it. Holders of a majority in principal amount outstanding of any series of Registered Notes may, subject to certain limitations, direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, for such series of Registered Notes.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the 2024 Indenture or for any remedy under the 2024 Indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to the Registered Notes of that series, (ii) the holders of at least 25% in aggregate principal amount of the applicable series of the outstanding Registered Notes must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security and indemnity satisfactory to the trustee, (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding, and (v) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the Registered Notes of such series. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the Registered Notes on or after the due dates expressed in the Registered Notes and to institute a suit for the enforcement of that payment.

Modification of 2024 Indenture

Under the 2024 Indenture, we and the trustee may, without the consent of holders, modify provisions of the 2024 Indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the 2024 Indenture under the Trust Indenture Act. We and the trustee may modify and amend other provisions of the 2024 Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Registered Notes of each series affected by the modification. However, no modification or amendment may, without the consent of the holder of each outstanding Registered Note affected:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any series of Registered Notes;

•	reduce the principal amount of, or rate of interest or any premium on, any series of Registered Notes;

•	change the currency in which any series of Registered Notes or interest or any premium on such notes is payable;

•	modify any of the subordination provisions in a manner adverse to holders of the Registered Notes;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any series of Registered Notes or, in the case of redemption, exchange, or conversion, if applicable, on or after the redemption, exchange, or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment;

•	reduce the percentage and principal amount of any outstanding of Registered Notes, the consent of whose holders is required under the 2024 Indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the 2024 Indenture; or

•	modify any of the above provisions.

Waiver of the 2024 Indenture

The holders of a majority in aggregate principal amount of the outstanding Registered Notes of each series may, on behalf of the holders of all Registered Notes of that series, waive compliance by us with certain restrictive covenants of the 2024 Indenture.

The holders of not less than a majority in aggregate principal amount of the Registered Notes of any series may, on behalf of all holders of Registered Notes of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except (1) a payment default with respect to Registered Notes of that series or (2) a default of a covenant or provision of the 2024 Indenture that cannot be modified or amended without the consent of the holder of the Registered Notes of that series.

Discharge, Defeasance, and Covenant Defeasance

The 2024 Indenture provides that we may discharge our obligations to holders of Registered Notes of any series that have not already been delivered to the trustee for cancellation and that have become due and payable, will become due and payable within one year, or are scheduled for redemption within one year. To discharge the obligations with respect to a series of Registered Notes, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those notes are payable, in government obligations, as defined below, applicable to those debt securities, or a combination thereof, sufficient to pay the entire amount of principal of, and any premium or interest on, such notes to the date of the deposit if those debt securities have become due and payable or to the maturity of such notes, as the case may be.

We may elect:

•	to defease and be discharged from any and all obligations with respect to those Registered Notes, which we refer to as “legal defeasance;” or

•

to be released from our obligations under covenants restricting liens described above in “Description of Registered Notes—Covenants” and any other covenant obligations in respect of those Registered Notes, which we refer to as “covenant defeasance.”

In the case of discharge of our obligations or legal defeasance we will still retain some obligations in respect of the Registered Notes, including our obligations:

•	to register the transfer or exchange of the Registered Notes;

•	to replace temporary or mutilated, destroyed, lost, or stolen Registered Notes; and

•	to maintain an office or agency with respect to the Registered Notes and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to Registered Notes.

To elect either legal defeasance or covenant defeasance, we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant Registered Notes are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such Registered Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such Registered Notes on their scheduled due dates.

In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

•

the applicable defeasance does not result in a breach or violation of, or constitute a default under, the 2024 Indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no default or event of default with respect to the Registered Notes to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•

we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the Registered Notes of the applicable series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the 2024 Indenture.

The 2024 Indenture deems a foreign currency to be any currency, currency unit, or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

The 2024 Indenture defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•

direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

If, after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to Registered Notes of a series, the holder of such notes is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of such notes, the indebtedness represented by such notes shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, such notes as such notes become due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such notes into the currency in which such notes becomes payable as a result of the election based on the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment.

If we effect a covenant defeasance with respect to a series of Registered Notes and such Registered Notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which such Registered Notes are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on such Registered Notes at the time of the stated maturity but may not be sufficient to pay amounts due on such Registered Notes at the time of the acceleration resulting from the event of default. We would remain liable, however, for payment of the amounts due at the time of acceleration.

Concerning the Trustee

The trustee under the 2024 Indenture is Regions Bank. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to the Registered Notes. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Governing Law

The 2024 Indenture and the Registered Notes are governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

The Registered Notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) as operator of the Euroclear System, and Clearstream Banking, S.A. (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the Registered Notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer, or pledge beneficial interests in the global notes.

You, as the beneficial owner of Registered Notes, will not receive certificates representing ownership interests in the global notes, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the 2024 Indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the Registered Notes will no longer be represented by global notes and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the Registered Notes will have occurred and be continuing. These certificated notes will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Registered Notes represented by the global notes for all purposes under the 2024 Indenture. Except as provided above, you, as the beneficial owner of interests in the global notes, will not be entitled to have Registered Notes registered in your name, will not receive or be entitled to receive physical delivery of Registered Notes in definitive form and will not be considered the owner or holder thereof under the 2024 Indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the 2024 Indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. Beneficial owners may experience delays in receiving distributions on their Registered Notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in Registered Notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision, or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of Registered Notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of Registered Notes is entitled to take under the 2024 Indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream and Euroclear have provided us with the following information and we do not take any responsibility for its accuracy:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the

Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to Registered Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Registered Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the Registered Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Registered Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of Registered Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Registered Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Registered Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Registered Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS

On January 10, 2025, (1) APA, Apache, and J.P. Morgan Securities LLC (“J.P. Morgan Securities”) as representative of the several initial purchasers entered into the New Notes Registration Rights Agreement with respect to the Original 2035 Notes and the Original 2055 Notes and (2) APA, Apache, and BofA Securities, Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC and the additional dealer managers entered into the Exchange Registration Rights Agreement with respect to the other Original Notes. In the Registration Rights Agreements, APA and Apache agreed for the benefit of the holders of the Original Notes to use commercially reasonable efforts to (A) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Original Notes for the Registered Notes, with terms substantially identical in all material respects to the applicable series of Original Notes (except that the Registered Notes will not be subject to restrictions on transfer, and will not have the registration rights applicable to the Original Notes or any increase in annual interest rate for failure to comply with such registration rights) and (B) cause the registration statement to become effective under the Securities Act by January 5, 2026. The Registration Rights Agreements provide that, to the extent Apache’s guarantee of the Original Notes is terminated, Apache’s (but not APA’s) obligations under the Registration Rights Agreement will also be terminated. Because Apache’s guarantee of the Original Notes was terminated prior to the date hereof, Apache (but not APA) has been automatically released from all obligations under the Registration Rights Agreements.

If the SEC declares the registration statement of which this prospectus forms a part effective, APA will offer the Registered Notes in exchange for the applicable series of Original Notes. Each of the Exchange Offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we send or make available notice of the Exchange Offers to the holders of the Original Notes. For each note surrendered to APA under the Exchange Offers, the holders of such Original Note will receive a Registered Note of equal principal amount. Interest on each Registered Note will accrue (1) from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or (2) if no interest has been paid on the Original Note, from the issue date of the Original Note. A holder of Original Notes that participates in the Exchange Offers will be required to make certain representations to APA (as described in the Registration Rights Agreements). APA will use commercially reasonable efforts to complete the Exchange Offers not later than 60 days after the exchange offer registration statement becomes effective. Under existing SEC interpretations contained in several no-action letters to third parties, the Registered Notes will generally be freely transferable after the Exchange Offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the Registered Notes. In addition, under applicable interpretations of the staff of the SEC, APA’s affiliates will not be permitted to exchange their notes for Registered Notes in the Exchange Offers.

APA will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Registered Notes. Original Notes not tendered in the Exchange Offers will bear interest at the applicable rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the 2021 Indenture or the 2024 Indenture, as applicable, including transfer restrictions, but will not retain any rights under the Registration Rights Agreements (including with respect to increases in annual interest rate described below) after the completion of the exchange offer.

If for any reason the Exchange Offers are not completed by January 5, 2026, or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of Original Notes (a “Shelf Request”), in each case unless APA has previously done so, APA will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of such Original Notes and to keep that shelf registration statement continuously effective until all such Original Notes cease to be “registrable securities” for purposes of the Registration Rights Agreements, including when all Original Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. APA will, in the event of such a shelf registration, provide to each participating holder of Original Notes copies of a prospectus, notify each participating holder of the Original Notes when the shelf registration statement has become effective and take certain other actions to permit resales of

Original Notes. A holder of registrable securities that sells Original Notes under the shelf registration statement generally will be (1) required to make certain representations to us (as described more fully in the Registration Rights Agreements), (2) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (3) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (4) bound by the provisions of the Registration Rights Agreements that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from APA.

If a “registration default” occurs with respect to Original Notes that are registrable securities, then additional interest shall accrue on the principal amount of such registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration default is cured. The foregoing amounts shall not increase, even if more than one registration default has occurred and is continuing.

Notwithstanding the foregoing, a holder of Original Notes who is not entitled to the benefits of the shelf registration statement shall not be entitled to any increase in the interest rate borne by the Original Notes as a result of a registration default that relates to a shelf registration statement.

A “registration default” occurs with respect to the Original Notes of a series if (1) we have not exchanged Registered Notes for all such Original Notes validly tendered in accordance with the terms of the Exchange Offers on or prior to the 360th day after the issuance of the Original Notes or, if a shelf registration statement is required and has not become effective, on or prior to the 60th day after the later of (i) the 360th day after the issuance of the Original Notes and (ii) the date on which APA received a duly executed Shelf Request or (2) if applicable, a shelf registration statement covering resales of the Original Notes has become effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to the Original Notes, and additional interest ceases to accrue on any of the Original Notes which are registrable securities, when the Exchange Offers are completed or the shelf registration statement becomes effective, or when the shelf registration statement again becomes effective or the prospectus again becomes usable, as applicable, or when the Original Notes of such series cease to be “registrable securities.”

The registration rights agreement defines “registrable securities” initially to mean the Original Notes. The Original Notes will cease to be registrable securities upon the earliest to occur of (1) when a registration statement with respect to such Original Notes has become effective under the Securities Act and such Original Notes s have been exchanged or disposed of pursuant to such registration statement; (2) when such Original Notes cease to be outstanding; or (3) when such Original Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that APA shall have removed or caused to be removed any restrictive legend on the Original Notes.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Original Notes is payable.

This summary of the provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreements, copies of which are attached as exhibits to the registration statement of which this prospectus is a part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the exchange of Original Notes for Registered Notes in the Exchange Offers. It does not purport to contain a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is limited to holders of Original Notes who hold the Original Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is provided for general information purposes only and does not purport to address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances. Additionally, it does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts or mutual funds, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. persons (as defined under the Code) having a “functional currency” other than the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, traders in securities that elect to use a mark to market method of accounting, “controlled foreign corporations,” “passive foreign investment companies,” or holders that hold Original Notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated or risk reduction transaction. Finally, this summary does not address any tax consequences under U.S. federal tax laws other than those pertaining to income tax, and also does not address any considerations under any state, local or foreign tax laws.

APA has not sought, and will not obtain, an IRS ruling on any U.S. federal income tax consequences relating to the Exchange Offers. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to conclusions expressed below.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Original Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences to such partnerships and partners of the exchange of Original Notes for Registered Notes.

Consequences of Tendering Original Notes for Registered Notes

The exchange of Original Notes for Registered Notes in the Exchange Offers will not constitute a taxable transaction for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Original Notes for Registered Notes. Furthermore, your adjusted tax basis in the Registered Notes will be the same as your adjusted tax basis in the Original Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Original Notes exchanged. You are urged to consult with your own tax advisor as to all of the tax consequences to you of the exchange of Original Notes for Registered Notes in light of your particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign, or other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. APA has agreed that, for a period of up to 180 days after the expiration time of the Exchange Offers, if requested by one or more such broker-dealers, APA will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.

We will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the Exchange Offers, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration time of the Exchange Offers, APA will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. APA has agreed to pay certain expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers, and APA will indemnify the holders of the Registered Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreements, including liabilities under the Securities Act.

LEGAL MATTERS

Bracewell LLP, Houston, Texas, will pass upon certain legal matters relating to the Exchange Offers, including the validity of the Registered Notes offered in the Exchange Offers.

EXPERTS

The consolidated financial statements of APA Corporation and subsidiaries appearing in APA Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of APA Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2023 and for the year then ended of Callon Petroleum Company included in Form 8-K/A of APA Corporation filed on June 13, 2024, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference into this prospectus regarding our total proved reserves was prepared by us and reviewed by Ryder Scott Company, L.P., Petroleum Consultants, as stated in their letter reports thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in such matters.

The information appearing in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference into this prospectus from our Current Report on Form 8-K/A filed on June 13, 2024, regarding Callon Petroleum Company’s total proved reserves was prepared by Callon Petroleum Company and reviewed by DeGolyer and MacNaughton, independent petroleum engineering consulting firm, as stated in their letter reports thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information that you can find in that registration statement and its exhibits. The full registration statement, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and each such statement is qualified in its entirety by reference to the applicable contract or document that has been or will be filed or incorporated by reference as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC (SEC File No. 001-40144). Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public at the SEC’s website, at http://www.sec.gov.

General information about us, including all of the documents we file with the SEC, is available free of charge under the “Investors” section on our website, at http://www.apacorp.com, as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the following documents that we have filed with the SEC (other than any portions of these documents that were deemed to have been furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including any financial statements or exhibits related thereto and furnished pursuant to Item 9.01), unless otherwise indicated herein:

•

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February  28, 2025, including the portions of APA’s definitive proxy statement, filed with the SEC on April 10, 2025, that are incorporated by reference into such Annual Report on Form 10-K;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025;

•

The Company’s Current Reports on Form 8-K filed with the SEC on December 3, 2024, January  6, 2025, January  10, 2025 (two reports), January 16, 2025, April  14, 2025, May  28, 2025, June  6, 2025, and June 20, 2025, and on Form 8-K/A filed with the SEC on June 13, 2024 (SEC File No. 001-40144); and

•	All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the Exchange Offers.

As described under “Where You Can Find More Information,” each of these documents is available on the SEC’s website, at http://www.sec.gov, as well as through our website, at http://www.apacorp.com. Information on our website is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

APA Corporation

Attn: Corporate Secretary

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the expiration time of the exchange offers. This means that you must request this information no later than     , 2025.

The information contained on, or accessible through, our website does not constitute a part of this prospectus.

APA CORPORATION

OFFERS TO EXCHANGE THE NOTES AND DEBENTURES SET FORTH BELOW REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OUTSTANDING ORIGINAL NOTES AND DEBENTURES SET FORTH OPPOSITE THE CORRESPONDING REGISTERED NOTES

REGISTERED NOTES	ORIGINAL NOTES

$57,743,000 7.70% Notes due March 15, 2026 (CUSIP No. 03743Q AU2)	$57,743,000 7.70% Notes due March 15, 2026 (CUSIP Nos. 03743Q AA6 and U0379Q AA0)

$55,695,000 7.95% Notes due April 15, 2026 (CUSIP No. 03743Q AV0)	$55,695,000 7.95% Notes due April 15, 2026 (CUSIP Nos. 03743Q AB4 and U0379Q AB8)

$38,777,000 4.875% Notes due November 15, 2027 (CUSIP No. 03743Q AW8)	$38,777,000 4.875% Notes due November 15, 2027 (CUSIP Nos. 03743Q AC2 and U0379Q AC6)

$238,849,000 4.375% Notes due October 15, 2028 (CUSIP No. 03743Q AX6)	$238,849,000 4.375% Notes due October 15, 2028 (CUSIP Nos. 03743Q AD0 and U0379Q AD4)

$160,328,000 7.75% Notes due December 15, 2029 (CUSIP No. 03743Q AY4)	$160,328,000 7.75% Notes due December 15, 2029 (CUSIP Nos. 03743Q AE8 and U0379Q AE2)

$368,571,000 4.250% Notes due January 15, 2030 (CUSIP No. 03743Q AZ1)	$368,571,000 4.250% Notes due January 15, 2030 (CUSIP Nos. 03743Q AF5 and U0379Q AF9)

$341,219,000 6.000% Notes due January 15, 2037 (CUSIP No. 03743Q BA5)	$341,219,000 6.000% Notes due January 15, 2037 (CUSIP Nos. 03743Q AG3 and U0379Q AG7)

$538,504,000 5.100% Notes due September 1, 2040 (CUSIP No. 03743Q BB3)	$538,504,000 5.100% Notes due September 1, 2040 (CUSIP Nos. 03743Q AH1 and U0379Q AH5)

$208,884,000 5.250% Notes due February 1, 2042 (CUSIP No. 03743Q BC1)	$208,884,000 5.250% Notes due February 1, 2042 (CUSIP Nos. 03743Q AJ7 and U0379Q AJ1)

$152,680,000 4.750% Notes due April 15, 2043 (CUSIP No. 03743Q BD9)	$152,680,000 4.750% Notes due April 15, 2043 (CUSIP Nos. 03743Q AK4 and U0379Q AK8)

$76,589,000 4.250% Notes due January 15, 2044 (CUSIP No. 03743Q BE7)	$76,589,000 4.250% Notes due January 15, 2044 (CUSIP Nos. 03743Q AL2 and U0379Q AL6)

$125,731,000 7.375% Debentures due August 15, 2047 (CUSIP No. 03743Q BF4)	$125,731,000 7.375% Debentures due August 15, 2047 (CUSIP Nos. 03743Q AM0 and U0379Q AM4)

$330,091,000 5.350% Notes due July 1, 2049 (CUSIP No. 03743Q BG2)	$330,091,000 5.350% Notes due July 1, 2049 (CUSIP Nos. 03743Q AN8 and U0379Q AN2)

$37,408,000 7.625% Debentures due November 1, 2096 (CUSIP No. 03743Q BH0)	$37,408,000 7.625% Debentures due November 1, 2096 (CUSIP Nos. 03743Q AP3 and U0379Q AP7)

$350,000,000 6.10% Notes due February 15, 2035 (CUSIP No. 03743Q AR9)	$350,000,000 6.10% Notes due February 15, 2035 (CUSIP No. 03743Q AQ1 and U0379Q AQ5)

$500,000,000 6.75% Notes due February 15, 2055 (CUSIP No. 03743Q AT5)	$500,000,000 6.75% Notes due February 15, 2055 (CUSIP No. 03743Q AS7 and U0379Q AR3)

PROSPECTUS

   , 2025

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

APA’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that, to the fullest extent permitted under the Delaware General Corporation Law, APA’s directors shall not be personally liable for monetary damages. APA’s amended and restated bylaws provide that APA shall indemnify its officers, directors, employees, and agents.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed, or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. APA maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VII of APA’s amended and restated bylaws provides, in substance, that directors, officers, employees, and agents of APA shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Additionally, Article Seventeenth of APA’s amended and restated certificate of incorporation, as amended, eliminates in specified circumstances the monetary liability of directors and officers of APA for a breach of their fiduciary duty as directors or officers, as applicable. These provisions do not eliminate the liability of a director or officer:

•	for a breach of the director’s or officer’s duty of loyalty to APA or its stockholders;

•	for acts or omissions by the director or officer not in good faith;

•	for acts or omissions by a director or officer involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law;

•	for transactions from which the director or officer derived an improper personal benefit; and

•	with respect to officers, in any action by or in the right of APA.

Item 21. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of APA, dated March 1, 2021 (incorporated by reference to Exhibit 3.1 to APA’s Current Report on Form 8-K12B filed March 1, 2021, SEC File No. 001-40144).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of APA (incorporated by reference to Exhibit 3.1 to APA’s Current Report on Form 8-K filed May 25, 2023, SEC File No. 001-40144).

3.3	Amended and Restated Bylaws of APA, dated February 2, 2023 (incorporated by reference to Exhibit 3.1 to APA’s Current Report on Form 8-K filed February 8, 2023, SEC File No. 001-40144).

4.1	Indenture, dated December 11, 2024, between APA and Regions Bank, as trustee (incorporated by reference to Exhibit 4.9 to APA’s Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto filed December 12, 2024, SEC File No. 333-279038).

4.2	Registration Rights Agreement, dated as of January 10, 2025, among APA Corporation, Apache Corporation, and J.P. Morgan Securities LLC, as representative of the initial purchasers (incorporated by reference to Exhibit 4.4 to APA’s Current Report on Form 8-K filed January 10, 2025, SEC File No. 001-40144).

4.3	Registration Rights Agreement, dated as of January 10, 2025, among APA Corporation, Apache Corporation, and the Dealer Managers named therein (incorporated by reference to Exhibit 4.5 to APA’s Current Report on Form 8-K filed January 10, 2025, SEC File No. 001-40144).

4.4	Form of 6.10% Notes due 2035 (incorporated by reference to Exhibit 4.6 to APA’s Current Report on Form 8-K filed January 10, 2025, SEC File No. 001-40144).

4.5	Form of 6.75% Notes due 2055 (incorporated by reference to Exhibit 4.7 to APA’s Current Report on Form 8-K filed January 10, 2025, SEC File No. 001-40144).

4.6*	Form of 7.70% Notes due 2026.

4.7*	Form of 7.95% Notes due 2026.

4.8*	Form of 4.875% Notes due 2027.

4.9*	Form of 4.375% Notes due 2028.

4.10*	Form of 7.75% Notes due December 15, 2029.

4.11*	Form of 4.250% Notes due 2030.

4.12*	Form of 6.000% Notes due 2037.

4.13*	Form of 5.100% Notes due 2040.

4.14*	Form of 5.250% Notes due 2042.

Exhibit No.	Description

4.15*	Form of 4.750% Notes due 2043.

4.16*	Form of 4.250% Notes due 2044.

4.17*	Form of 7.375% Debentures due 2047.

4.18*	Form of 5.350% Notes due 2049.

4.19*	Form of 7.625% Debentures due 2096.

5.1*	Opinion of Bracewell LLP.

21.1	Subsidiaries of APA (incorporated by reference to Exhibit 21.1 to APA’s Annual Report on Form 10-K filed February 28, 2025, SEC File No. 001-40144).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.

23.3*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of DeGolyer and MacNaughton, Independent Petroleum Engineering Consultants.

23.5*	Consent of Bracewell LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Regions Bank, as trustee under the Indenture between APA and Regions Bank.

107*	Calculation of Filing Fee Table.

*	Indicates exhibits filed herewith.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form. The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 8, 2025.

APA CORPORATION
Registrant

By:	/s/ Ben C. Rodgers
Ben C. Rodgers
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Stephen J. Riney, Ben C. Rodgers, and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on August 8, 2025.

Signature	Title

/s/ John J. Christmann IV John J. Christmann IV	Director and Chief Executive Officer (principal executive officer)

/s/ Ben C. Rodgers Ben C. Rodgers	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller (principal accounting officer)

/s/ H. Lamar McKay H. Lamar McKay	Independent, Non-Executive Chair of the Board and Director

/s/ Annell R. Bay Annell R. Bay	Director

/s/ Matthew R. Bob Matthew R. Bob	Director

/s/ Juliet S. Ellis Juliet S. Ellis	Director

/s/ Kenneth M. Fisher Kenneth M. Fisher	Director

/s/ Charles W. Hooper Charles W. Hooper	Director

/s/ Chansoo Joung Chansoo Joung	Director

/s/ Peter A. Ragauss Peter A. Ragauss	Director

/s/ David L. Stover David L. Stover	Director

/s/ Anya Weaving Anya Weaving	Director